EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 25, 2009, with respect to the financial statements and supplemental schedule included in the Annual Report of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of J.B. Hunt Transport Services, Inc. on Forms S-8 (File No. 333-103748, effective March 11, 2003 and File No. 333-126325, effective July 2, 2005).

/s/ Grant Thornton LLP

Tulsa, Oklahoma
June 25, 2010

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